UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 20, 2019 (December 19, 2019)

MUDRICK CAPITAL ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38387	82-2657796
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue 6th Floor New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 747-9500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MUDS	The NASDAQ Stock Market LLC
Warrants to purchase one share of Class A Common	MUDSW	The NASDAQ Stock Market LLC
Units, each consisting of one share of Class A Common Stock and one Warrant	MUDSU	The NASDAQ Stock Market LLC

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 19, 2019, the Company held its 2019 annual meeting of stockholders (the “Meeting”). At the Meeting, stockholders (i) re-elected one director to serve as the Class I director on the Company’s board of directors (“Board”) until the 2022 annual meeting of stockholders or until his successor is elected and qualified and (ii) ratified the selection by the audit committee of the Board of WithumSmith+Brown, PC (“Withum”) to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Set forth below are the final voting results for each of the proposals:

Proposal No. 1 – Election of directors

 Dennis Stogsdill was re-elected to serve as the Class I director. The voting results were as follows:

Name	For	Withheld	Broker Non-Votes
Dennis Stogsdill	14,218,392	4,126,255	0

Proposal No. 2 – Ratification of independent registered public accounting firm

The stockholders ratified the selection of Withum to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
16,609,147	700,000	1,035,500	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2019

MUDRICK CAPITAL ACQUISITION CORPORATION

By:	/s/ Jason Mudrick
Name: Jason Mudrick
Title: Chief Executive Officer and Director